Exhibit 99.1

Release:             April 14, 2023

CPKC announces Board of Director appointments

Calgary – Canadian Pacific Kansas City Limited (TSX: CP) (NYSE: CP) (“CPKC”) announced today the appointment of four new directors to the board of Canadian Pacific Railway Company, a wholly-owned subsidiary of CPKC, effective immediately.

“The addition of these members brings to the board a wide range of professional experience in transportation and logistics across the United States and Mexico,” said Isabelle Courville, Chair of the board of directors of CPKC. “We are delighted to welcome these new board members, and we look forward to their contributions and learning from their previous experience at Kansas City Southern.”

Under the terms of the merger agreement, it was agreed that four Kansas City Southern (“KCS”) directors would join the board of the combined company. The four appointees, all members of the former KCS Board of Directors, are:

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David Garza-Santos, a KCS director since 2016, is a business and community leader in Monterrey, N.L. Mexico providing insight and leadership on the business and political environment across Mexico. He has been chairman and CEO of Maquinaria Diesel SA de CV (MADISA) since 1994.

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Ambassador Antonio Garza (Ret.), a KCS director since 2010, is currently counsel to the law firm of White & Case in Mexico City. He brings strong diplomatic, legal and international business skills to the board developed through his experience as an attorney, and as United States’ Ambassador to Mexico (2002-2009). The Ambassador, a native Texan, formerly served as Chairman of Texas’ Railroad Commission, Texas’ 99th Secretary of State and Cameron County Judge.

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Henry Maier, a KCS director since 2017, has spent his entire career working in various segments of the transportation industry and has developed a deep skill set in strategy development and execution. He served as president and CEO of FedEx Ground, a subsidiary of FedEx Corp., until his retirement in 2021.

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Janet Kennedy, first appointed a KCS director in 2017, brings extensive executive leadership experience in business development, strategy, emerging technologies and technological transformation. She served as vice president, North America Regions, Google Cloud at Google, and previously held senior leadership positions at Ernst & Young and Microsoft Corp., including as president of Microsoft Canada.

These four directors will also be nominated for election to the board of CPKC at its Annual General Meeting to be held on June 15, 2023.

Today, Canadian Pacific Railway Limited (CP) and KCS combined to create CPKC, the first single-line railway connecting the U.S., Mexico and Canada.

Headquartered in Calgary, Alta., CPKC operates approximately 20,000 miles of rail, employing close to 20,000 people. Full integration of CP and KCS is expected to take part over the next three years, unlocking the benefits of the combination.

Forward looking information

This news release contains certain forward looking statements and forward looking information (collectively, “FLI”) to provide CPKC shareholders and potential investors with information about CPKC and its subsidiaries and affiliates, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “will”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the realization of anticipated benefits and synergies of the CP-KCS transaction and the timing thereof; the satisfaction of the conditions imposed by the U.S. Surface Transportation Board in its March 15, 2023 decision; the success of integration plans; the focus of management time and attention on the CP-KCS integration; changes in business strategy and strategic opportunities; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; the ability of management of CPKC, its subsidiaries and affiliates to execute key priorities, including those in connection with the CP-KCS transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; ability to achieve commitments and aspirations relating to reducing greenhouse gas emissions and other climate-related objectives; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather events, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by CPKC with Canadian and U.S. securities regulators, including any prospectus, material change report, management information circular or registration statement that have been or will be filed in connection with the transaction. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” in CPKC’s annual and interim reports on Form 10-K and 10-Q. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this news release is expressly qualified in its entirety by these cautionary statements.

About CPKC

With its global headquarters in Calgary, Alta., Canada, CPKC is the first and only single-line transnational railway linking Canada, the United States and Mexico, with unrivaled access to major ports from Vancouver to Atlantic Canada to the Gulf of Mexico to Lázaro Cárdenas, Mexico. Stretching approximately 20,000 route miles and employing 20,000 railroaders, CPKC provides North American customers unparalleled rail service and network reach to key markets across the continent. CPKC is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpkcr.com to learn more about the rail advantages of CPKC. CP-IR

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